Exhibit 99.1

The Scotts Miracle-Gro Company    NEWS

ScottsMiracle-Gro Announces Final Phase of Executive Restructuring Focused on Improving Operational Efficiency
Barry Sanders, President and Chief Operating Officer, to Depart the Company January 31
Jim Gimeson Assumes Leadership at Scotts LawnService as Mark Wilhelmi Retires

MARYSVILLE, Ohio (December 19, 2014) – The Scotts Miracle-Gro Company (NYSE: SMG), the world’s leading marketer of branded consumer lawn and garden products, today announced Barry Sanders, president and chief operating officer, will depart the Company January 31, 2015, as part of an ongoing effort focused on de-layering the company to improve operational efficiency and speed to market.

Since the beginning of the current calendar year, the Company has eliminated approximately 25 percent of its leadership roles at the senior vice president level or higher. The Company intends to have completed the vast majority of these efforts by the end of the first half of fiscal 2015.

“Two years ago, we committed to our shareholders that we would improve the focus and profitability of this Company and we continue to deliver on this promise,” said Jim Hagedorn, chairman and chief executive officer. “The decisions we have made over the past year have often been difficult, but none more difficult than this one. Barry’s contributions to ScottsMiracle-Gro during his 15-year tenure were significant and we will continue to benefit from the result of that leadership for years to come. The decision we reached regarding his departure came after a series of conversations with the entire leadership team, including Barry, who agreed on the need to continue improving our decision-making processes and eliminate executive-level redundancies.

“While we are the leader in the lawn and garden industry, we are modestly-sized compared to other leading consumer goods companies. So when we objectively assessed our organizational structure, we realized we had more layers of executive decision-making than we needed. Therefore we decided to further de-layer and divide Barry’s duties appropriately.”

Mike Lukemire, who currently leads the North American consumer business, will become chief operating officer. The entire global consumer segment will report to Lukemire as will Scotts LawnService. Strategic planning will report to Hagedorn.

“I agree that continuing to streamline the executive ranks of the organization is the right move for ScottsMiracle-Gro at this time and Mike Lukemire, who has been engaged in nearly all parts of the business during his 20-year tenure, is the right choice for this role,” Sanders said. “While I will deeply miss my colleagues, I am grateful for having been given the opportunity to help lead this great company. I wish them continued success as I now look ahead to beginning the next chapter in my life and career.”

The Company also announced that Jim Gimeson will assume sole leadership of Scotts LawnService. Gimeson and Mark Wilhelmi have been co-leaders of this business since last summer as part of a transition plan related to Wilhelmi’s planned retirement after 40 years with the Company.

“The changes we have been implementing are the result of an honest and objective assessment by the entire leadership team and Board of Directors,” Hagedorn said. “I am confident that we have smartly positioned the Company to fully capture the opportunities we have to drive growth and continue to enhance shareholder value.”

More About Mike Lukemire
Mike began his ScottsMiracle-Gro career in 1995, and has had several progressive assignments, including director of operations; vice president of manufacturing; and senior vice president of global supply chain. After serving as executive vice president of global technologies and operations, he was named regional president, responsible for leading the Company’s business development, marketing and sales efforts in the southeastern U.S. He eventually led the entire North American sales function until 2014 when he was named executive vice president for the entire North American business.

Mike had 16 years of business unit and operations management experience before joining ScottsMiracle-Gro, with leadership assignments at Nabisco, Kraft-General Foods and Kroger. He earned bachelor’s degrees in chemistry and biology at Georgetown College (Kentucky) and attended the Kraft Executive Management School at Southern Methodist University.

More About Jim Gimeson
Jim began his career at ScottsMiracle-Gro in 2008 as the finance lead for Smith & Hawken before briefly leading the global purchasing team. Afterward, he was named senior vice president of strategic planning before being named to lead two of the company’s flagship business units, including the iconic Scotts and Miracle-Gro brands. In that role, Jim led overall strategy, marketing, brand development, operational planning and tactical performance of the brands. He was named chief operating officer of Scotts LawnService in 2014.

Before joining ScottsMiracle-Gro, Jim was president and chief operating officer for the Longaberger Company, a leading direct marketing company of home décor products. He earned a bachelor’s degree from Muskingum University and completed his MBA at The Ohio State University’s Max M. Fisher College of Business.

Recorded Comments Available
Chairman and CEO Jim Hagedorn will elaborate further on this announcement in a pre-recorded audio message that is immediately available on the investor relations section of the Company's website at http://investor.scotts.com. The recording will be available for 30 days.

About ScottsMiracle-Gro
With more than $2.8 billion in worldwide sales, The Scotts Miracle-Gro Company is the world's largest marketer of branded consumer products for lawn and garden care. The Company's brands are the most recognized in the industry. In the U.S., the

Company's Scotts®, Miracle-Gro® and Ortho® brands are market-leading in their categories, as is the consumer Roundup® brand, which is marketed in North America and most of Europe exclusively by Scotts and owned by Monsanto. In the U.S., we operate Scotts LawnService®, the second largest residential lawn care service business. In Europe, the Company's brands include Weedol®, Pathclear®, Evergreen®, Levington®, Miracle-Gro®, KB®, Fertiligène® and Substral®. For additional information, visit us at www.scotts.com.

Cautionary Note Regarding Forward-Looking Statements
Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

•	Compliance with environmental and other public health regulations could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products;

•	Increases in the prices of raw materials and fuel costs could adversely affect the Company’s results of operations;

•	The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues;

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Because of the concentration of the Company’s sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, its top customers could adversely affect the Company’s financial results;

•	Adverse weather conditions could adversely impact financial results;

•	The Company’s international operations make the Company susceptible to fluctuations in currency exchange rates and to other costs and risks associated with international regulation;

•	The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business;

•	If Monsanto Company were to terminate the Marketing Agreement for consumer Roundup products, the Company would lose a substantial source of future earnings and overhead expense absorption;

•	Hagedorn Partnership, L.P. beneficially owns approximately 27% of the Company’s common shares and can significantly influence decisions that require the approval of shareholders;

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The Company may pursue acquisitions, dispositions, investments, dividends, share repurchases and/or other corporate transactions that it believes will maximize equity returns of its shareholders but may involve risks.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

Contact:
Jim King
Senior Vice President
Chief Communications Officer
(937) 578-5622

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